TherapeuticsMD, Inc. 10-K

Exhibit 10.20

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION VERSION

SOFTGEL COMMERCIAL SUPPLY AGREEMENT

(Estradiol and Progesterone softgel capsules)

This Softgel Commercial Supply Agreement (“Agreement”) is made as of this 24th day of June, 2016 (“Effective Date”), by and between TherapeuticsMD, Inc., a Nevada corporation, with a place of business at 6800 Broken Sound Parkway NW, Third Floor, Boca Raton, Florida 33487 (“Client”), and Catalent Pharma Solutions, LLC, a Delaware limited liability company, having a place of business at 14 Schoolhouse Road, Somerset, New Jersey 08873 (“Catalent”).

RECITALS

A.                 Client is a company that develops, markets and sells pharmaceutical products;

B.                  Catalent is a leading provider of advanced technologies, and development, manufacturing and packaging services for pharmaceutical, biotechnology and consumer healthcare companies;

C.                  Client and Catalent have entered into the Master Development and Clinical Supply Agreement dated as of December 4, 2015 and amended on April 20, 2016 (as amended, the “Development Agreement”); and

D.                 Client desires to engage Catalent to provide certain services to Client in connection with the processing of Client’s Product, and Catalent desires to provide such services, all pursuant to the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the parties agree as follows:

ARTICLE 1

DEFINITIONS

The following terms have the following meanings in this Agreement:

1.1               “Acknowledgement” has the meaning set forth in Section 4.3.

1.2               “Affiliate(s)” means, with respect to Client or any third party, any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with such entity; and with respect to Catalent, Catalent Pharma Solutions, Inc. and any corporation, firm, partnership or other entity controlled by it. For the purposes of this definition, “control” means the ownership of at least 50% of the voting share capital of an entity or any other comparable equity or ownership interest or possession of the right to control the management and policies of such entity.

1.3               “Agreement” has the meaning set forth in the introductory paragraph, and includes all its Attachments and other appendices agreed to by the parties (all of which are incorporated herein by reference) and any amendments to any of the foregoing made as provided herein or therein.

1.4               “API” means the generic compounds Estradiol and Progesterone, as further described in the Specifications that have been released by Client and provided to Catalent, along with a certificate of analysis, as provided in this Agreement.

1.5               “Applicable Laws” means, with respect to Client, all laws, ordinances, rules and regulations of each jurisdiction in which API or Product is produced, marketed, distributed, used or sold; and with respect to Catalent, all laws, treaties, or ordinances, rules, regulations, cGMP, guidances, interpretations, authorizations, judgments, directives, injunctions, or orders of any court of any international, national, regional, local, or other governmental body, agency, authority, or court, or arbitrator, that has jurisdiction over the location where Catalent performs services under this Agreement (and applicable cGMP), including, but not limited to, the Federal Food, Drug and Cosmetic Act and Good Laboratory Practices, in each of the foregoing cases as in effect from time-to-time.

1.6               “Batch” means a defined quantity of Product that has been or is being Processed in accordance with the Specifications.

1.7               “Catalent” has the meaning set forth in the introductory paragraph, or any successor or permitted assign. Catalent shall have the right to cause any of its Affiliates, upon prior written notice to and approval from Client, to perform any of its obligations hereunder, and Client upon its prior approval of the use of the Affiliate, shall accept such performance as if it were performance by Catalent, but Catalent shall remain jointly and severally liable for the performance by any of its Affiliates under this Agreement.

1.8               “Catalent Defective Processing” has the meaning set forth in Section 5.2.

1.9               “Catalent Indemnitees” has the meaning set forth in Section 13.2.

1.10           “Catalent IP” has the meaning set forth in the Development Agreement.

1.11           “cGMP” means current Good Manufacturing Practices promulgated by the Regulatory Authorities in the jurisdictions included in Applicable Laws (as applicable to Client and Catalent respectively). In the United States, this includes 21 C.F.R. Parts 210 and 211, as amended together with pertinent guidelines and guidance documents; in the European Union, this includes 2003/94/EEC Directive (as supplemented by Volume 4 of EudraLex published by the European Commission), as amended, if and as implemented in the relevant constituent country, together with pertinent guidelines and guidance documents, in Japan (this includes the guidelines of good manufacturing control and quality control based on the requirements of the Pharmaceutical Affairs law of Japan as implemented in April of 2005), and in Canada (including the Food and Drugs Act, pertinent rules and regulations promulgated by Health Canada including Part C, Division 2 of the Food and Drugs Regulations and the Good Manufacturing Practices (GMP) Guidelines – 2009 Edition, Version 2).

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1.12           “Client” has the meaning set forth in the introductory paragraph, or any successor or permitted assign.

1.13           “Client Indemnitees” has the meaning set forth in Section 13.1.

1.14           “Client IP” has the meaning set forth in the Development Agreement.

1.15           “Client-supplied Materials” means any materials to be supplied by or on behalf of Client to Catalent for Processing, as provided in Attachment A, including API and reference standards.

1.16           “Commencement Date” means the date of first commercial sale by Client following approval by a Regulatory Authority of Catalent as a manufacturer of the Product. Client shall notify Catalent in writing promptly following such first commercial sale.

1.17           “Confidential Information” has the meaning set forth in Section 10.1.

1.18           “Contract Year” means each consecutive 12 month period beginning on the Commencement Date or anniversary thereof, as applicable.

1.19           “Defective Product” has the meaning set forth in Section 5.2.

1.20           “Development Agreement” has the meaning set forth in Recital C.

1.21           “Development Batch” has the meaning set forth in the Development Agreement.

1.22           “Discloser” has the meaning set forth in Section 10.1.

1.23           “Effective Date” has the meaning set forth in the introductory paragraph.

1.24           “Exception Notice” has the meaning set forth in Section 5.2.

1.25           “Facility” means Catalent’s facility located in St. Petersburg, Florida or Morrisville, North Carolina; or such other facility as agreed by the parties in writing.

1.26           “Firm Commitment” has the meaning set forth in Section 4.2.

1.27           “Generic Product” has the meaning set forth in Section 11.5.

1.28           “Invention” has the meaning set forth in Article 11.

1.29           “Losses” has the meaning set forth in Section 13.1.

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1.30           “Marks” means trademarks, trade names, service marks, logos and symbols.

1.31           “Minimum Requirement” has the meaning set forth in Section 4.1.

1.32           “Process” or “Processing” means the compounding, filling, encapsulating, producing, testing and bulk packaging (but not secondary or retail packaging) of Client-supplied Materials and Raw Materials into Product by Catalent, in accordance with the Specifications and under the terms of this Agreement.

1.33           “Processing Date” means the day on which the first step of physical Processing is scheduled to occur, as identified in an Acknowledgement.

1.34           “Process Know-How” means all know-how provided by Client to Catalent and, subject to the exclusions in the next sentence, certain know-how to the extent it relates to the processing, manufacture, quality control, formulation, filling, finishing, testing and packaging of a Product, whether in bulk or final form, and regardless of container, including, without limitation, analytical tests methods for in-process and final Product, copies of manufacturing records, formulation recipes, designs and drawings (limited to ink print design, and capsule color, shape, and design), and formulae, used in the delivery of Processing for a Product to the extent it is in the possession, or under the control, of Catalent, its Affiliates and their respective subcontractors; “Process Know-How” does not include any of the following: (i) Catalent IP, and (ii) the proprietary process information contained in the drug master file, including without limitation, the gelatin master batch record, the gelatin conversion section of the master batch record, the encapsulation set up page, and processing aids (lubricants and wash solution).

1.35           “Process Know-How Transfer” means the commercially reasonable efforts of the parties undertaken pursuant to the Process Know-How Transfer Plan to transfer copies of all Process Know-How (together with relevant books and records) and the “Standards” (defined below) in Catalent’s possession, to Client as set forth in greater detail in the Process Know-How Transfer Plan. Catalent shall only be obligated to use its commercially reasonable efforts in the implementation of the Process Know-How Transfer Plan, and in no case shall Catalent personnel visit the site of Client or any third party manufacturer of softgels, as the case may be. For the avoidance of doubt, the foregoing prohibition shall not be construed as a basis for Catalent refusing to assist in the transfer of analytical methods to an independent laboratory, including a visit by Catalent personnel to such site to assist in method transfer, if, and only as, reasonably necessary, and at Client’s cost and expense. As used herein “Standards” means data, information, or samples of validated or Catalent manufactured or partially manufactured Product or other indicia measured at various points during Processing, to the extent Catalent possesses such data, information, or samples. “Standards” does not include any of the following: (i) Catalent IP, and (ii) the proprietary process information contained in the drug master file, including without limitation, the gelatin master batch record, the gelatin conversion section of the master batch record, the encapsulation set up page, and processing aids (lubricants and wash solution).

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1.36           “Process Know-How Transfer Plan” means that plan addressing orderly Process Know-How Transfer, to be prepared in writing and reasonably agreed to by the parties within the sixty (60) day period following notice from Client to Catalent of its intention to commence Process Know-How Transfer.

1.37           “Product” means the bulk pharmaceutical product containing the API, as more specifically described in the Specifications.

1.38           “Product Maintenance Services” has the meaning set forth in Section 2.2.

1.39           “Purchase Order” has the meaning set forth in Section 4.3.

1.40           “Quality Agreement” has the meaning set forth in Section 9.6.

1.41           “Raw Materials” means all raw materials, supplies, components and packaging necessary to manufacture and ship Product in accordance with the Specifications, but excluding Client-supplied Materials.

1.42           “Recall” has the meaning set forth in Section 9.5.

1.43           “Recipient” has the meaning set forth in Section 10.1.

1.44           “Regulatory Approval” means any approvals, permits, product and/or establishment licenses, registrations or authorizations, including approvals pursuant to U.S. Investigational New Drug Applications, New Drug Applications and Abbreviated New Drug Applications, as applicable, of any Regulatory Authorities that are necessary or advisable in connection with the development, manufacture, testing, use, storage, exportation, importation, transport, promotion, marketing, distribution or sale of API or Product in the Territory.

1.45           “Regulatory Authority” means the international, federal, state or local governmental or regulatory bodies, agencies, departments, bureaus, courts or other entities in the Territory that are responsible for (A) the regulation (including pricing) of any aspect of pharmaceutical or medicinal products intended for human use including, but not limited to, their manufacture, handling and storage, or (B) health, safety or environmental matters generally. In the United States, this includes the United States Food and Drug Administration.

1.46           “Representatives” of an entity mean such entity’s duly-authorized officers, directors, employees, agents, accountants, attorneys or other professional advisors.

1.47           “Review Period” has the meaning set forth in Section 5.2.

1.48           “Rolling Forecast” has the meaning set forth in Section 4.2.

1.49           “Sample” has the meaning set forth in Section 5.1.

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1.50           “Softgel Technology” means Catalent’s proprietary technology, whether or not patented or patentable, for the manufacture of softgels for various uses, including the oral administration of pharmaceutically active ingredients (including health and nutritional substances). The Softgel Technology includes proprietary know how relating to (A) the development of fill and shell formulations, (B) the design and use of the encapsulation process to enhance stability, solubility, bioavailability and manufacturability of active ingredient chemical entities in softgels, (C) the selection and preparation of solvents, vehicles, excipients, surfactants, stabilizers, gelatin and gelatin substitutes, plasticizers and other components of the liquid fill and the shell and (D) certain encapsulation, drying and related manufacturing techniques and machinery for making experimental, clinical, or commercial quantities of softgels. For clarity, Softgel Technology does not encompass any technology or information provided by Client to Catalent, including, but not limited to, the formulation of the Product.

1.51           “Specifications” means the procedures, requirements, standards, quality control testing and other data and the scope of services as set forth in Attachment A, as modified from time to time in accordance with Article 8.

1.52           “Term” has the meaning set forth in Section 16.1.

1.53           “Territory” means the United States of America, and any other country that the parties agree in writing to add to this definition of Territory in an amendment to this Agreement, except shall not include countries that are targeted by the comprehensive sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom, or the United States. Catalent shall not be obliged to Process Products for sale in any of such countries if it is prevented from doing so, or would be required to obtain or apply for special permission to do so, due to any restrictions (such as embargoes) imposed on it by any governmental authorities, including without limitation, those imposed by the U.S. Office of Foreign Asset Control.

1.54           “Unit Pricing” has the meaning set forth in Section 7.1(A).

1.55           “Vendor” has the meaning set forth in Section 3.2(B).

ARTICLE 2

PROCESSING & RELATED SERVICES

2.1               Supply and Purchase of Product. Catalent shall Process Product in accordance with the Specifications, Applicable Laws and the terms and conditions of this Agreement.

2.2               Product Maintenance Services. Client will receive the following product maintenance services (the “Product Maintenance Services”): one annual audit (as further described in Section 9.5); regulatory audits (as further described in Section 9.4); one annual Product review (within the meaning of 21 CFR § 221.180); drug master file updates for the Territory, if applicable; access to document library over and above the Quality Agreement, including additional copies of Batch paperwork or other Batch documentation; assistance in preparing Regulatory Approvals; Product document and sample storage relating to cGMP requirements; vendor re-qualification; and maintenance, updates and storage of master batch records and audit reports. For avoidance of doubt, the following services and items are not included in Product Maintenance Services: technology transfer; analytical work; stability; and process rework.

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2.3               Other Related Services. Catalent shall provide such Product-related services, other than Processing or Product Maintenance Services, as agreed to in writing by the parties from time to time. Such writing shall include the scope and fees for any such services and be appended to this Agreement. The terms and conditions of this Agreement shall govern and apply to such services.

2.4               Validation Services. Catalent shall Process validation Batches and perform validation services at prices to be agreed in writing between the parties.

ARTICLE 3

MATERIALS

3.1               Client-supplied Materials.

A.                 Client shall supply to Catalent for Processing, at Client’s cost, all Client-supplied Materials, in quantities sufficient to meet Client’s requirements for Product. Client shall deliver such items and associated certificates of analysis to the Facility no later than 60 days (but not earlier than 90 days, unless agreed to by the Parties or accepted by Catalent) before the Processing Date. Client’s failure to fulfill the foregoing obligations in this Section 3.1 shall not by itself give rise to a cause of action in Catalent or a right by it to terminate this Agreement. Client shall be responsible at its expense for securing any necessary DEA, export or import, similar clearances, permits or certifications required in respect of such supply. Catalent shall use such items solely for Processing. Prior to delivery of any such items, Client shall provide to Catalent a copy of all associated material safety data sheets, safe handling instructions and health and environmental information and any Regulatory certifications or authorizations that may be required under Applicable Laws relating to the API and Product, and shall promptly provide any updates thereto.

B.                  Following receipt of Client-supplied Materials, Catalent shall inspect such items employing such measures as are set forth in the Specifications. Catalent will receive, handle, store and use all Client-supplied Materials in compliance with all Applicable Laws and labeled storage requirements, or lacking labeled storage requirement, the written instructions of Client, as agreed to by Catalent, such agreement not to be unreasonably withheld. Unless otherwise expressly required by the Specifications, Catalent shall have no obligation to test such items to confirm that they meet the associated specifications or certificate of analysis or otherwise; but in the event that Catalent detects a nonconformity with Specifications, Catalent shall give Client prompt notice of such nonconformity. Catalent shall not be liable for any defects in Client-supplied Materials, or in Product resulting from defective Client-supplied Materials, unless Catalent failed to properly perform the foregoing obligations. Catalent shall follow Client’s reasonable written instructions in respect of return or disposal of defective Client-supplied Materials, at Client’s cost.

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C.                  Client shall retain title to Client-supplied Materials at all times and shall bear the risk of loss thereof, except for losses to the extent due to the negligent acts or omissions of Catalent or Catalent’s failure to follow storage and handling requirements or mutually agreed to written instructions of Client, in each case, subject to Article 14.

3.2               Raw Materials.

A.                 Catalent shall be responsible for procuring, inspecting and releasing adequate Raw Materials as necessary to meet the Firm Commitment, unless otherwise agreed to by the parties in writing. Catalent shall not be liable for any delay in delivery of Product if (i) Catalent is unable to obtain, in a timely manner, a particular Raw Material necessary for Processing and (ii) Catalent placed orders for such Raw Materials promptly following receipt of Client’s Firm Commitment. In the event that any Raw Material becomes subject to purchase lead time beyond the Firm Commitment time frame, the parties will negotiate in good faith an appropriate amendment to this Agreement, including Section 4.2.

B.                  In certain instances, Client may require a specific supplier, manufacturer or vendor (“Vendor”) to be used for Raw Material. In such an event occurring after the Effective Date, (i) such Vendor will be identified in the Specifications and (ii) the Raw Materials from such Vendor shall be deemed Client-supplied Materials for purposes of this Agreement. If the cost of the Raw Material from any such Vendor is greater than Catalent’s costs for the same raw material of equal quality from other vendors, Catalent shall add the difference between Catalent’s cost of the Raw Material and the Vendor’s cost of the Raw Material to the Unit Pricing. Client will be responsible for all costs associated with qualification of any Vendor specifically required to be used upon written instruction from Client, which Vendor has not been previously qualified by Catalent.

C.                  In the event of (i) a Specification change for any reason, (ii) obsolescence of any Raw Material or (iii) termination or expiration of this Agreement, Client shall bear the cost of any unused Raw Materials (including packaging), so long as Catalent purchased such Raw Materials in quantities consistent with Client’s most recent Firm Commitment and the vendor’s minimum purchase obligations. Such Raw Material shall be the property of Client upon payment therefor.

3.3               Artwork and Labeling. Client shall provide or approve, prior to the procurement of applicable Raw Material, all artwork, advertising and labeling information necessary for Processing, if any. Such artwork, advertising and labeling information is and shall remain the exclusive property of Client, and Client shall be solely responsible for the content thereof. Such artwork, advertising and labeling information or any reproduction thereof may not be used by Catalent in any manner other than performing its obligations hereunder.

ARTICLE 4

MINIMUM COMMITMENT, PURCHASE ORDERS & FORECASTS

4.1               Minimum Requirement. During each Contract Year, Client shall purchase the minimum number of units of Product set forth on Attachment B (“Minimum Requirement”). If Client does not purchase such Minimum Requirement during any Contract Year, then within [***] days after the end of such Contract Year, Client shall pay Catalent [***] of difference between (A) the total amount Client would have paid to Catalent if the Minimum Requirement had been fulfilled for the Product and (B) the sum of all purchases of Product from Catalent during such Contract Year. For the avoidance of doubt, validation Batches which are commercialized by Client shall count towards satisfaction of the Minimum Requirement in the first Contract Year.

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4.2               Forecast. On or before the [***] of each calendar month, beginning at least [***] prior to the anticipated Commencement Date, Client shall furnish to Catalent a written [***] rolling forecast of the quantities of Product that Client intends to order from Catalent during such period (“Rolling Forecast”); provided, that the quantities forecasted to be purchased in any rolling [***] period commencing on the [***] of the Commencement Date shall not be less than [***] of the Minimum Requirement for the relevant Contract Year. The first [***] of each such Rolling Forecast shall constitute a binding order for the quantities of Product specified therein (“Firm Commitment”) and the following [***] of the Rolling Forecast shall be non-binding, good faith estimates.

4.3               Purchase Orders.

A.                 From time to time as provided in this Section 4.3(A), Client shall submit to Catalent a binding, non-cancelable purchase order for Product specifying the number of Batches to be Processed, the Batch size (to the extent the Specifications permit Batches of different sizes) and the requested delivery date for each Batch (“Purchase Order”); provided, that no Purchase Order may be for less than [***]. Concurrently with the submission of each Rolling Forecast, Client shall submit a Purchase Order for the Firm Commitment. Purchase Orders for quantities of Product in excess of the Firm Commitment shall be submitted by Client at least [***] days in advance of the delivery date requested in the Purchase Order.

B.                  Promptly following receipt of a Purchase Order, Catalent shall issue a written acknowledgement (“Acknowledgement”) that it accepts or rejects such Purchase Order. Each acceptance Acknowledgement shall either confirm the delivery date set forth in the Purchase Order or set forth a reasonable alternative delivery date, and shall include the Processing Date. Catalent may reject any Purchase Order in excess of the Firm Commitment or otherwise not given in accordance with this Agreement; provided, however, Catalent shall accept any Purchase Order that meets the requirements of this Agreement if Client is not in arrears in paying amounts due and payable under this Agreement.

C.                  Notwithstanding Section 4.3(B), Catalent shall use commercially reasonable efforts to supply Client with quantities of Product which are up to [***] in excess of the quantities specified in the Firm Commitment, subject to Catalent’s other supply commitments and manufacturing, packaging and equipment capacity.

D.                 In the event of a conflict between the terms of any Purchase Order or Acknowledgement and this Agreement, the terms of this Agreement shall control.

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4.4               Catalent’s Cancellation of Purchase Orders. Notwithstanding Section 4.5, Catalent reserves the right to cancel all, or any part of, a Purchase Order upon written notice to Client, and Catalent shall have no further obligations or liability with respect to such Purchase Order, if Client refuses or fails to timely supply conforming Client-supplied Materials in accordance with Section 3.1. Any such cancellation of Purchase Orders shall not constitute a breach of this Agreement by Catalent nor shall it absolve Client of its obligation in respect of the Minimum Requirement. Catalent shall use reasonable efforts to re-schedule Processing reflected on such Purchase Order promptly after conforming Client-supplied Materials are delivered to Catalent.

4.5               Client’s Modification or Cancellation of Purchase Orders.

A.                 Client may modify the delivery date or quantity of Product in a Purchase Order only by submitting a written change order to Catalent at least [***] business days in advance of the earliest Processing Date covered by such change order. Such change order shall be effective and binding against Catalent only upon the written approval of Catalent, and notwithstanding the foregoing, Client shall remain responsible for the Firm Commitment.

B.                  Notwithstanding any amounts due to Catalent under Section 4.4 or Section 4.1, if Client fails to place Purchase Orders sufficient to satisfy the Firm Commitment, Client shall pay to Catalent the Unit Pricing for all Units that would have been Processed if Client has placed Purchase Orders sufficient to satisfy the Firm Commitment and Catalent shall Process and deliver such quantity of Product as if Purchase Orders sufficient to satisfy the Firm Commitment had been placed.

C.                  Neither changes to nor postponement of any Batch of Product, nor the payment of the fees described in this Section 4.5, will reduce or in any way effect Client’s Minimum Requirement obligations set forth in Section 4.1; provided, however, any payment pursuant to this Section 4.5 shall be applied towards the Minimum Requirement.

4.6               Unplanned Delay or Elimination of Processing. Catalent shall use commercially reasonable efforts to meet the Purchase Orders, subject to the terms and conditions of this Agreement. Catalent shall provide Client with as much advance notice as practicable if Catalent determines that any Processing will be delayed or eliminated for any reason. Any delay in Processing by Catalent in excess of [***], but less than [***], days shall result in a proportional reduction of the Minimum Requirement pertaining to the then-current Contract Year, based on the actual number of days of delay until normal, orderly Processing re-commences. Any delay in Processing subsisting for a continuous period of [***] days, or the elimination of Processing representing in excess of [***] of the Minimum Requirement for the Contract Year in which the relevant Purchase Orders were submitted shall result in an elimination of the Minimum Requirement for the balance of such Contract Year, so long as such delay or elimination was not attributable to an act or omission of Client.

4.7               Observation of Processing. In addition to Client’s audit right pursuant to Section 9.4, Client may send up to 2 Representatives to the Facility to observe Processing for a maximum of 10 days per Contract Year (unless otherwise agreed by Catalent in writing), upon at least 10 business days’ prior notice, at reasonable times during regular business hours. The foregoing limitations shall not apply to time spent by Client Representatives on site at the Facility to participate in or witness research and development activities or to witness Processing of validation Batches of Product. Such Representatives shall abide by all Catalent safety rules and other applicable employee policies and procedures, and Client shall be responsible for such compliance. Client shall indemnify and hold harmless Catalent for any action, omission or other activity of such Representatives while on Catalent’s premises. Client’s Representatives who are not employees of Client shall be required to sign Catalent’s standard visitor confidentiality agreement prior to being allowed access to the Facility.

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ARTICLE 5

TESTING; RELEASE

5.1               Batch Release. After Catalent completes Processing of a Batch, Catalent shall also provide Client or its designee with Catalent’s certificate of analysis and certificate of compliance for such Batch. Issuance of a certificate of analysis and a certificate of compliance by Catalent constitutes release of the Batch by Catalent to Client. Client shall be responsible for final release of Product to the market.

5.2               Testing; Rejection. No later than [***] days after receipt of the Batch (“Review Period”), Client or its designee shall notify Catalent whether the Batch conforms to Specifications. Upon receipt of notice from Client that a Batch meets Specifications, or upon failure of Client to respond by the end of the Review Period, the Batch shall be deemed accepted by Client and Client shall have no right to reject such Batch other than for defects which existed at the time of delivery and were not discovered or discoverable in the exercise of reasonable care (“Latent Defects”). For the avoidance of doubt, (i) Batches failing to meet Specifications at the time of delivery due to Latent Defects may be rejected, if at all, only upon notice to Catalent within [***] days following the date on which such Latent Defect was discovered or should have been discovered in the exercise of reasonable care and (ii) in no event may Client reject Product after such Product’s expiration date. If Client or its designee timely notifies Catalent in writing (an “Exception Notice”) that a Batch does not conform to the Specifications or otherwise does not meet the warranty set forth in Section 12.1(A), whether due to a Latent Defect or otherwise (“Defective Product”), and provides a sample of the alleged Defective Product, Catalent shall conduct an appropriate investigation in its discretion to determine whether or not it agrees with Client that Product is Defective Product and to determine the cause of any nonconformity. If Catalent agrees that Product is Defective Product and determines that the cause of nonconformity is attributable to Catalent’s failure to perform the Processing in accordance with the Specifications (“Catalent Defective Processing”), then Section 5.4 shall apply. For avoidance of doubt, where the cause of nonconformity cannot be determined or assigned, it shall be deemed not Catalent Defective Processing.

5.3               Discrepant Results. If the parties disagree as to whether Product is Defective Product and/or whether the cause of the nonconformity is Catalent Defective Processing, and this is not resolved within 30 days of the Exception Notice date, the parties shall cause a mutually acceptable independent third party to review records, test data and to perform comparative tests and/or analyses on samples of the alleged Defective Product and its components, including Client-supplied Materials. The independent party’s results as to whether or not Product is Defective Product and the cause of any nonconformity shall be final and binding. Unless otherwise agreed to by the parties in writing, the costs associated with such testing and review shall be borne by Catalent if Product is Defective Product attributable to Catalent Defective Processing, and by Client in all other circumstances. Client will be apprised in writing of all Defective Product investigations executed by Catalent on Client’s materials/products, including Product and Client-supplied Materials, as well as final investigation outcome and conclusion(s).

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5.4               Defective Processing. Catalent shall, at Client’s option, either (A) replace at its cost another Batch of Product (as a replacement for any Batch of Defective Product attributable to Catalent Defective Processing) using Client-supplied Materials provided at Client’s cost or (B) credit any payments made by Client for such Batch. THE OBLIGATION OF CATALENT TO REPLACE CATALENT DEFECTIVE PROCESSING IN ACCORDANCE WITH THE SPECIFICATIONS OR CREDIT PAYMENTS MADE BY CLIENT FOR DEFECTIVE PRODUCT ATTRIBUTABLE TO CATALENT DEFECTIVE PROCESSING SHALL BE CLIENT’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT FOR DEFECTIVE PRODUCT AND IS IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

ARTICLE 6

DELIVERY

6.1               Delivery. Catalent shall deliver Product ExWorks (Incoterms 2010) at the Facility promptly following Catalent’s release of Product; provided, however, Catalent shall be responsible for loading the Product on the carrier’s vehicle using due care. Catalent shall segregate and store all Product until tender of delivery. Title to Product shall transfer to Client upon such delivery. Client shall qualify at least 2 carriers to ship Product and then designate the priority of such qualified carriers to Catalent.

6.2               Storage Fees. If Client fails to take delivery of any Product on any scheduled delivery date, Catalent shall store such Product until otherwise instructed by Client and Client shall be invoiced on the first day of each month following such scheduled delivery for reasonable administration and storage costs ([***] per pallet per month). Client will have at least [***] days after being notified that Product is released to take delivery, and Catalent will provide reasonable notification of the scheduled dates when Product is expected to be released. Such items shall be stored in compliance with requirements set forth in the Specification, or if no such storage Specification exists for such item, Catalent shall store such items using due care taking into account the identity of such item.

6.3               Subcontracting. Catalent may utilize third parties to provide any part of the Processing only with the prior written approval of Client, provided that the foregoing will not apply to generally available goods and services or to subcontracting to Catalent Affiliates. If Client approves a subcontractor, then Catalent shall enter a written agreement with such subcontractor that enables Catalent to comply with its obligations under this Agreement and places such subcontractors under obligations of confidentiality, non-use and intellectual property ownership no less burdensome than those set forth herein and applicable to Catalent.  Catalent will oversee all services performed by any subcontractor, and will be responsible for such services as if such services were performed by Catalent. Catalent shall remain liable for the performance of its subcontractors under this Agreement. The use of subcontractors shall not relieve Catalent of any responsibility under this Agreement.

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ARTICLE 7

PAYMENTS

7.1	Fees. In consideration for Catalent performing services hereunder:

A.                 Client shall pay Catalent the unit pricing for Product set forth on Attachment B (“Unit Pricing”). Catalent shall submit an invoice to Client for such fees upon tender of delivery of Product as provided in Section 6.1.

B.                  Client shall pay Catalent the annual fees for Product Maintenance Services set forth on Attachment B. Catalent shall submit an invoice to Client for such fees upon the Effective Date and upon each anniversary of the Effective Date during the Term.

C.                  Other Fees. Client shall pay Catalent for all other fees and expenses of Catalent owing in accordance with the terms of this Agreement, including pursuant to Sections 2.3, 4.1, 6.2 and 16.3. Catalent shall submit an invoice to Client for such fees as and when appropriate.

7.2               Unit Pricing Increase. The Unit Pricing shall be adjusted on an annual basis, effective on each July 1st (with the first price adjustment to be effective on July 1, 2017), upon 60 days’ prior written notice from Catalent to Client, to reflect increases in labor, utilities and overhead and shall be in an amount equal to the change in the Producer Price Index (“PPI”), "Pharmaceutical Preparation Manufacturing” (Series ID: PCU325412325412), not seasonally adjusted, as published by the U.S. Department of Labor, Bureau of Labor Statistics. The initial base period for comparison shall be the twelve (12) month period ending on the date most closely preceding July 1, 2017, but which allows enough time for Catalent to provide to Client the notice required by this Section 7.2. In addition, price increases for raw materials, and components shall be passed through to Client. For the avoidance of doubt, no such annual increase shall exceed [***] in the aggregate for the PPI and raw materials and component costs.

7.3               Payment Terms. Payment of all Catalent invoices shall be due 30 days after the date of invoice. No invoice shall be issued to Client for Processing until the Batch so Processed has been delivered to Client pursuant to Section 6.1. Client shall make payment in U.S. dollars, and otherwise as directed in the applicable invoice. If any payment is not received by Catalent by its due date, then Catalent may, in addition to any other remedies available at equity or in law, charge interest on the outstanding sum from the due date (both before and after any judgment) at 1.5% per month until paid in full (or, if less, the maximum amount permitted by Applicable Laws).

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7.4               Advance Payment. Notwithstanding any other provision of this Agreement, if at any time Catalent reasonably determines that Client’s credit has materially eroded as compared to its status as of the Effective Date, and Client is in arrears in paying amounts due under this Agreement, Catalent may require payment in advance before performing any further services or making any further shipment of Product. If Client shall fail, within a reasonable time, to make such payment in advance, or if Client shall fail to make any payment when due, Catalent shall have the right, at its option, to suspend any further performance hereunder until such default is corrected, without thereby releasing Client from its obligations under this Agreement.

7.5               Taxes. All taxes, duties and other amounts assessed (excluding tax based on net income and franchise taxes) on Client-supplied Materials, services or Product prior to or upon provision or sale to Catalent or Client, as the case may be, are the responsibility of Client, and Client shall reimburse Catalent for all such taxes, duties or other expenses paid by Catalent or such sums will be added to invoices directed at Client, where applicable.

7.6               Client and Third Party Expenses. Except as may be expressly covered by Product Maintenance Service fees, Client shall be responsible for 100% of its own and all third-party expenses associated with the development, Regulatory Approvals and commercialization of Product, including regulatory filings and post-approval marketing studies. The preceding sentence shall not be construed in derogation of Catalent’s obligations pursuant to Section 9.2 herein.

7.7               Development Batches. Development Batches produced after the Effective Date shall be deemed to have been produced under the Development Agreement. Client will be responsible for the cost of such Development Batches, including those necessary to support the validation portion of Client’s submissions for Regulatory Approvals, which fail to meet the Specifications as set forth in Section 4.1 of the Development Agreement. Catalent and Client shall cooperate in good faith to resolve any problems causing the out-of-Specification Batch.

ARTICLE 8

CHANGES TO SPECIFICATIONS

8.1       All Specifications and any changes thereto agreed to by the parties from time to time shall be in writing, dated and signed by the parties. No change in the Specifications shall be implemented by Catalent, whether requested by Client or requested or required by any Regulatory Authority, until the parties have agreed in writing to such change, the implementation date of such change, and any increase or decrease in costs, expenses or fees associated with such change (including any change to Unit Pricing). Catalent shall respond promptly to any request made by Client for a change in the Specifications, and both parties shall use commercially reasonable, good faith efforts to agree to the terms of such change in a timely manner. As soon as possible after a request is made for any change in Specifications, Catalent shall notify Client of the costs associated with such change and shall provide such supporting documentation as Client may reasonably require. Client shall pay all costs associated with such agreed upon changes. If there is a conflict between the terms of this Agreement and the terms of the Specifications, this Agreement shall control. Catalent reserves the right to postpone effecting changes to the Specifications until such time as the parties agree to and execute the required written amendment.

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ARTICLE 9

RECORDS; REGULATORY MATTERS

9.1               Recordkeeping. Catalent shall maintain complete and accurate Batch, laboratory data, reports and other technical records relating to Processing in accordance with Catalent standard operating procedures. Such information shall be maintained for a period of at least 2 years from the relevant finished Product expiration date or longer if required under Applicable Laws or the Quality Agreement. Catalent will retain samples required by cGMP and such samples shall be stored at the Facility pursuant to Catalent’s standard operating procedures. Prior to the destruction of any such Product specific items, Catalent shall notify Client of the impending destruction and provide Client a reasonable opportunity to receive any or all such items.

9.2               Regulatory Compliance. Catalent shall obtain and maintain, at its cost and expense, all permits and licenses with respect to general Facility operations required by any Regulatory Authority in the jurisdiction in which Catalent Processes Product. Client shall obtain and maintain, at its cost and expense, all other Regulatory Approvals, authorizations and certificates, including those necessary for Catalent to commence Processing. Client shall reimburse Catalent for any payments Catalent is required to make to any Regulatory Authority pursuant to Applicable Laws resulting from Catalent’s formulation, development, manufacturing, processing, filling, packaging, storing or testing of Client’s Product or Client-supplied Materials at the Facility (including without limitation any payments or fees Catalent is required to make pursuant to the Generic Drug User Fee Amendments of 2012 (“GDUFA”) and pursuant to Applicable Laws similar to GDUFA; provided, however, that on a Facility by Facility basis, in the event Catalent’s Facility is referenced in a third party(ies) regulatory filing, the pertinent fee shall be apportioned and reduced accordingly between the third party(ies) and Client for each year thereafter (e.g., in the event that Catalent is required to pay such fee as a result of Client and a single third party, Client shall only be obligated to reimburse Catalent for [***] of such fee payment). Catalent and Client hereby acknowledge that as of the Effective Date, GDUFA does not apply to the Product or its Processing. Upon reasonable written request, Client shall provide Catalent with a copy of applicable Regulatory Approvals required to distribute, market and sell Product in the Territory. If Client is unable to provide such information, Catalent shall have no obligation to deliver Product to Client, notwithstanding anything to the contrary in this Agreement. During the Term, Catalent will assist Client with all regulatory matters relating to Processing and review the Common Technical Document pertaining to the Product and make such corrections as are necessary to accurately reflect the Product, in each case at Client’s request and reasonable expense; provided, however, Catalent shall review and correct such documents as they relate to Catalent activities at no charge to Client. In addition, Catalent will maintain at Catalent’s expense, the relevant Drug Master File, including any updates thereto, and shall provide a letter authorizing Client to reference Catalent Drug Master Files on file with the FDA and other regulatory authorities in connection with the pursuit of Regulatory Approval for the Product. The parties intend and commit to cooperate to allow each party to satisfy its obligations under Applicable Laws relating to Processing under this Agreement.

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9.3	Regulatory Communications.

A.                 Each party may communicate with any governmental agency, including, but not limited to, governmental agencies responsible for granting regulatory approval for the Products, regarding such Products if in the opinion of that party’s counsel, such communication is necessary to comply with the terms of this Agreement or the requirements of any Applicable Law; provided, however, that unless in the reasonable opinion of its counsel there is a legal prohibition against doing so, such party will permit the other party to review and take part in any communications with the applicable agency, and to receive copies of all such communications from that agency.

B.                  Catalent will notify Client promptly if Catalent receives any warning letters from or on behalf of a governmental agency directly related to the Product or systems utilized in Processing the Product including, without limitation, any Form FDA-483. Catalent will provide Client copies of any written communication from a governmental agency relating to a Client Product within three (3) business days of its receipt.

C.                  Catalent will promptly notify Client upon receipt of a notice from a Regulatory Authority for an inspection of any Facility where the Processing is being performed due to an issue related to the Product or a system used in the performance of such services, or, in the event of an unannounced inspection, Catalent will provide such prior notice as is possible and permissible. If not prohibited by the Regulatory Authority, Client will have the right to be present during such audit or inspection and any wrap-up meeting with such Regulatory Authority as it applies to the Product. If Catalent receives any request by a Regulatory Authority with respect to the Product, including, but not limited to, a notice of deficiency or FDA-483 that requires a written response regarding Client-supplied Materials, project, or protocol, Catalent will provide a copy to Client of the deficiency notice within forty-eight (48) hours of Catalent’s receipt of the notice. Catalent will provide Client a draft of the response prior to the response being submitted to the Regulatory Authority so as to provide Client with reasonable time to review and comment on the response, which comments Catalent, in good faith, will consider incorporating into the response.

9.4               Governmental Inspections and Requests. Catalent shall promptly advise Client if an authorized agent of any Regulatory Authority notifies Catalent that it intends to or does visit a Facility or any other site for the purpose of reviewing the Processing or testing. Upon request, Catalent shall provide Client with a copy of any report issued by such Regulatory Authority received by Catalent following such visit, redacted as appropriate to protect any confidential information of Catalent and Catalent’s other customers. Client acknowledges that it may not direct the manner in which Catalent fulfills its obligations to permit inspection by and to communicate with Regulatory Authorities, but such acknowledgement shall not be construed to vitiate Catalent’s obligations to Client pursuant to this Agreement. Client shall reimburse Catalent for all reasonable and documented costs, at a rate of [***] per hour, associated with inspections by Regulatory Authorities specifically concerning the Product, such as the pre-approval inspection. Client will not be required to pay costs to mitigate any deficiencies cited in a Form 483 or Catalent’s Facility deficiencies. Such documentation will include a description of the activities and time expended for such inspections.

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9.5               Client Facility Audits. During the Term, Client’s Representatives shall be granted access upon at least 10 business days’ prior notice, at reasonable times during regular business hours, to (A) the portion of the Facility where Catalent performs Processing, (B) relevant personnel involved in Processing and (C) Processing records described in Section 9.2, in each case solely for the purpose of verifying that Catalent is Processing in accordance with cGMPs, Applicable Laws, the Specifications and the Product master Batch records. Client may not conduct an audit under this Section more than once during any 12-month period; provided, that additional inspections may be conducted by or on behalf of Client as deemed appropriate by Client in the event there is a material quality or compliance issue concerning Product or its Processing or to measure remediation following an audit by either Client or a Regulatory Authority that resulted in a finding of deficiency. Client’s Quality Assurance Manager will arrange Client audits with Catalent Quality Management. Audits shall be designed to minimize disruption of operations at the Facility. Client’s Representatives who are not employees of Client shall be required to sign Catalent’s standard visitor confidentiality agreement prior to being allowed access to the Facility. Such Representatives shall comply with the Facility’s rules and regulations which are made known in advance to Client. Client shall indemnify and hold harmless Catalent for any action or activity of such Representatives while on Catalent’s premises.

9.6               Recall. If a Regulatory Authority orders or requires the recall of any Product supplied hereunder or if either Catalent or Client believes a recall, field alert, Product withdrawal or field correction (“Recall”) may be necessary with respect to any Product supplied under this Agreement, the party receiving the notice from the Regulatory Authority or that holds such belief shall promptly notify the other party in writing. With respect to any Recall, Catalent shall provide all necessary cooperation and assistance to Client.  Client shall provide Catalent with an advance copy of any proposed submission to a Regulatory Authority in respect of any Recall, and shall consider in good faith any comments from Catalent.  The cost of any Recall shall be borne by Client, and Client shall reimburse Catalent for expenses incurred in connection with any Recall, in each case except to the extent such Recall is caused by Catalent’s breach of its Processing obligations under this Agreement or Catalent’s violation of Applicable Laws, then such cost shall be borne by Catalent in proportion to Catalent’s contribution to the cause of the Recall.  For purposes hereof, such Catalent cost shall be limited to reasonable, actual and documented administrative costs incurred by Client for such Recall and if applicable, replacement of the Product subject to Recall both in accordance with Article 5.

9.7               Quality Agreement. Within 6 months after the Effective Date, and in any event prior to the first Processing of Product hereunder, the parties shall negotiate in good faith and enter into a quality agreement on Catalent’s standard template or such other template agreed to by the parties (the “Quality Agreement”). The Quality Agreement shall in no way determine liability or financial responsibility of the parties for the responsibilities set forth therein. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any commercial matters, including allocation of risk, liability and financial responsibility, the provisions of this Agreement shall govern.

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ARTICLE 10

CONFIDENTIALITY AND NON-USE

10.1           Definition. As used in this Agreement, the term “Confidential Information” includes all information furnished by or on behalf of Catalent or Client, their respective Affiliates or any of its or their respective Representatives (the “Discloser”), to the other party (the “Recipient”), its Affiliates or any of its or their respective Representatives, whether furnished before, on or after the Effective Date and furnished in any form, including written, verbal, visual, electronic or in any other media or manner and information acquired by observation or otherwise during any site visit at the other party’s facility. Confidential Information includes all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other intellectual property (whether or not patented), analyses, data, regulatory submission Information, compilations, business or technical information, strategies, or plan, samples, and other materials prepared or possessed by either party, their respective Affiliates, or any of its or their respective Representatives, containing or based in whole or in part on any information furnished by the Discloser, its Affiliates or any of its or their respective Representatives. Confidential Information also includes the existence of this Agreement and its terms. The manufacturing process parameters which are being provided to Catalent from Client, the Specifications and data resulting from performance of this Agreement by Catalent shall be considered Client’s Confidential Information. Items and information for which ownership has been allocated to Client under the Development Agreement shall be deemed to be the Confidential Information of Client under this Agreement.

10.2           Exclusions. Notwithstanding Section 10.1, Confidential Information does not include information that (A) is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this Agreement, (B) is already known by the Recipient at the time of disclosure as evidenced by the Recipient’s written records created in the ordinary course of business, (C) becomes available to the Recipient on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis or (D) was or is independently developed by or for the Recipient without reference to the Confidential Information of the Discloser as evidenced by the Recipient’s contemporaneously created written records.

10.3           Mutual Obligation. The Recipient agrees that it will not use the Discloser’s Confidential Information except in connection with the performance of its obligations or the exercise of its rights under this Agreement, and will not disclose, without the prior written consent of the Discloser, Confidential Information of the Discloser to any third party, except that the Recipient may disclose the Discloser’s Confidential Information to any of its Affiliates and its or their respective Representatives and subcontractors for which consent has been given pursuant to Section 6.3 and who have obligations of confidentiality and non-use at least as rigorous as those terms herein, in each case, that (A) need to know such Confidential Information for the purpose of performing under this Agreement, (B) are advised of the contents of this Article and (C) are bound to the Recipient by obligations of confidentiality at least as restrictive as the terms of this Article. Each party shall be responsible for any breach of this Article by its Affiliates or any of its or their respective Representatives or any person receiving Confidential Information directly or indirectly from or through the Recipient.

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10.4           Permitted Disclosure. The Recipient may disclose the Discloser’s Confidential Information to the extent required by law or regulation; provided, that prior to making any such legally required disclosure, the Recipient shall give the Discloser as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances. Any such disclosure, however, shall not relieve the Recipient of its obligations contained herein.

10.5           No Implied License. Except as expressly set forth in Section 10.1, the Recipient will obtain no right of any kind or license under any Confidential Information of the Discloser, including any patent application or patent, by reason of this Agreement. All Confidential Information will remain the sole property of the Discloser, subject to Article 11.

10.6           Return of Confidential Information. Upon expiration or termination of this Agreement, the Recipient will (and will cause its Affiliates and its and their respective Representatives to) cease its use and, upon written request, within 30 days either return or destroy (and certify as to such destruction) all Confidential Information of the Discloser, including any copies thereof, except for a single copy which may be retained for the sole purpose of ensuring compliance with its continuing obligations under this Agreement.

10.7           Survival. The obligations of this Article will terminate with respect to items of Confidential Information upon the entry thereof into general knowledge in the public domain, other than due to breach of this Agreement by the Recipient thereof or by a person receiving such Confidential Information from or through the Recipient, but in no event earlier than five (5) years from the expiration or earlier termination of this Agreement.

10.8           Reverse Engineering. Unless otherwise consented to by the Discloser in writing or provided for in a separate agreement between the parties, the Recipient will not analyze for chemical composition any samples or materials that are the Confidential Information of Discloser, nor to allow or cause any such samples or materials that are the Confidential Information of Discloser to be released to third parties for analysis; provided, however, (i) this Section 10.8 shall not be construed to prevent Client from testing Product or items related to Product itself or through third parties, as it sees fit in its sole and absolute discretion; and (ii) this Section 10.8 shall not be construed to prevent Catalent from analyzing for chemical composition samples or materials that are commercially available or from developing or manufacturing products containing both, or either, Estradiol and Progesterone, including Generic Products so long as Catalent does not utilize Client’s Confidential Information to do so.

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ARTICLE 11

INTELLECTUAL PROPERTY

11.1       The parties hereby acknowledge that it is neither their intention nor the purpose of this Agreement to engage in inventive steps in the conception, reduction to practice or development of intellectual property. Nevertheless, in the event, and to the extent, that intellectual property is conceived, reduced to practice, developed or otherwise created by or on behalf of either or both of the parties in connection with this Agreement, the ownership of such intellectual property shall be subject to the terms and conditions of Sections 7.1 and 7.2 of the Development Agreement, as if such intellectual property was conceived, reduced to practice or developed pursuant to the Development Agreement.

11.2       Transfer. Following notice given by Client to Catalent, Catalent will provide reasonable assistance to effect the timely and orderly transfer of the Process Know-How, and pertinent books and records (or copies thereof, as the case may be) pursuant to the Process Know-How Transfer Plan to Client pursuant to this Section 11.2 and the Process Know-How Transfer Plan whether to establish a second source during the term of this Agreement or at or about the time of termination or expiration of this Agreement. Catalent shall only be obligated to use its commercially reasonable efforts in the implementation of the Process Know-How Transfer Plan, and in no case shall Catalent personnel visit the site of Client or any third party manufacturer of softgels, as the case may be. For the avoidance of doubt, the foregoing prohibition shall not be construed as a basis for Catalent refusing to assist in the transfer of analytical methods to an independent laboratory, including a visit by Catalent personnel to such site to assist in method transfer, if, and only as, reasonably necessary, and at Client’s cost and expense.

11.3       Books and Records. Where any document, or books and records contain Process Know-How together with other information of Catalent, its Affiliates or their respective subcontractors, or other Catalent customers, Catalent shall only be required to provide to Client a copy of that portion of that document or books and records that discloses the Process Know-How that pertains to the Product. When transferred to Client, such copies will be the property of Client. Catalent may retain the original books and records and any documents required by Applicable Laws to be retained by Catalent, which disclose the Process Know-How. After completion of performance of the Process Know-How Transfer Plan, before destroying any documents, or books and records which contain material disclosures of Process Know-How that have not been previously been provided to Client (whether in the same form or some other form), Catalent will notify Client of such intended destruction and provide Client with thirty (30) days to notify Catalent in writing whether Client wishes to obtain the same to the extent it is entitled to under this Agreement, in which case Catalent will deliver the requested document or books and records (or copies of all or a portion thereof, as the case may be) to Client at Client’s sole cost and expense.

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11.4       Client Marks. Catalent will not use Client’s Marks without prior written authorization from Client. The Marks are, and will remain, Client’s sole and exclusive property, and Catalent has not acquired, and will not acquire (by operation of law, this Agreement, or otherwise), any right, title, or interest in any of Client’s Marks other than as explicitly provided in writing by Client. Any and all goodwill and rights that arise under trademark and copyright law, and all other intellectual property rights that arise in favor of Client’s Marks as a result of this Agreement or otherwise, will inure to the sole and exclusive benefit of Client. Subject to the next sentence, during the Term of this Agreement, Catalent will not attack, dispute, or challenge Client’s right, title, and interest in and to Client’s Marks or assist others in so doing. Catalent reserves the right to attack, dispute, or challenge Client’s right, title, and interest in and/or to Client’s Marks or assist others in so doing, if Catalent believes in good faith that Client’s Mark infringes a Mark owned by or licensed to Catalent or one of its Affiliates.

11.5       Analytical Methods. Catalent, in the development of analytical methods for a Generic Product, whether on its own behalf or on behalf of a third party, shall not use the services of any person, whether an employee or contractors, in the development of such methods, who either (i) provided analytical method development services on behalf of Catalent under this Agreement or the Development Agreement, or (ii) has such intimate knowledge of the Client’s analytical methods or the manner in which such methods were developed that such persons participation in the development of the analytical method for a Generic Product could reasonably be determined to materially accelerate the development of such methods for the Generic Product.  “Generic Product” shall mean [***].

ARTICLE 12

REPRESENTATIONS AND WARRANTIES AND COMPLIANCE

12.1           Catalent. Catalent represents, warrants and undertakes to Client that:

A.                 at the time of delivery by Catalent as provided in Section 6.1, Product shall have been Processed in accordance with this Agreement and with Applicable Laws and in conformance with the Specifications and shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws; provided, that Catalent shall not be liable for defects attributable to Client-supplied Materials (including artwork, advertising and labeling);

B.                  all personnel, employees, and agents of Catalent and its Affiliates and their respective subcontractors who perform services, are and will continue to be qualified and to have sufficient technical expertise to perform Catalent’s obligations under this Agreement;

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C.                  Catalent has the full power and authority to execute and deliver this Agreement and perform its covenants, duties, and obligations described in this Agreement, and once executed, this Agreement will be a valid, legal, and binding obligation upon Catalent;

D.                 Catalent is not now, nor will it be, a party to any agreement which would prevent Catalent from fulfilling its obligations under this Agreement, and that during the Term of this Agreement will not enter into any agreement with any other party that would in any way prevent Catalent from performing its obligations under this Agreement;

E.                  Catalent will maintain all records and reports as required under this Agreement, and as required to comply with Applicable Laws.

F.                   Catalent will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended (or subject to debarment or suspension) under 21 U.S.C. §335(a) or (b) or otherwise disqualified by Applicable Law;

G.                 (i) Catalent is not nor has it ever been, and (ii) Catalent has not used, and will not use, the services of any person excluded, debarred, suspended, or otherwise ineligible to participate in the Federal health care programs or in Federal procurement or non-procurement programs, and has not used, and will not use, the services of any person listed on the HHS/OIG List of Excluded Individuals/Entities (http://www.oig.hhs.gov), the GSA’s List of Parties Excluded from Federal Programs (http://www.epls.gov), or the FDA Debarment List (http://www.fda.gov/ora/compliance_ref/debar/default.htm), as amended or replaced from time to time, in connection with any of the services performed under this Agreement. Catalent further certifies that it, and any other person or entity used by Catalent in performing any of the services under this Agreement, has not been convicted of a criminal offense that falls within the ambit of 42 U.S.C. §1320a-7(a). Catalent agrees to notify Client promptly in the event Catalent, or any person used by Catalent in connection with this Agreement, ever becomes excluded, debarred, suspended, or otherwise ineligible to participate in Federal health care programs or in Federal procurement or non-procurement programs. This certification applies to Catalent and its respective officers, agents, and employees as well as subcontractors performing on behalf of Catalent under this Agreement;

H.                 Catalent has all necessary authority to use the Catalent technology utilized with the Product and as contemplated by this Agreement; there are no patents owned by others related to the Catalent IP utilized with the Product that would be infringed or misused by Catalent’s performance of the Agreement; and, to its knowledge, no trade secrets or other proprietary rights of others related to the Catalent IP utilized with the Product that would be infringed or misused by Catalent’s performance of this Agreement;

I.                     Catalent will not release any Batch of Product if the required certificates of conformance indicate that Product does not comply with the Specifications; and

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J.                    no transactions or dealings under this Agreement shall be conducted with or for an individual or entity that is designated as the target of any sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom, or the United States.

12.2           Client. Client represents, warrants and undertakes to Catalent that:

A.                 all Client-supplied Materials shall have been produced in accordance with Applicable Laws, shall comply with all applicable specifications, including the Specifications, shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws, and shall have been provided in accordance with the terms and conditions of this Agreement;

B.                  the content of all artwork provided to Catalent shall comply with all Applicable Laws;

C.                  all Product delivered to Client by Catalent shall be held, used and disposed of by or on behalf of the Client in accordance with all Applicable Laws, and Client will otherwise comply with all laws, rules, regulations and guidelines applicable to Client’s performance under this Agreement;

D.                 Client will not release any Batch of Product if the required certificates of conformance indicate that Product does not comply with the Specifications or if Client does not hold all necessary Regulatory Approvals to market and sell the Product;

E.                  Client has all necessary authority to use and to permit Catalent to use pursuant to this Agreement all intellectual property related to Product or Client-supplied Materials (including artwork), and the Processing by Catalent of the foregoing, including any copyrights, trademarks, trade secrets, patents, inventions and developments; to Client’s knowledge there are no patents owned by others related to the Client IP utilized with the Product that would be infringed or misused by Client’s performance of the Agreement; and, to its knowledge, no trade secrets or other proprietary rights of others related to the Client IP utilized with the Product that would be infringed or misused by Client’s performance of this Agreement;

F.                   To Client’s knowledge the services to be performed by Catalent under this Agreement will not violate or infringe upon any trademark, tradename, copyright, patent, trade secret, or other intellectual property or other right held by any person or entity; provided that Client makes no representation with respect to the Catalent IP;

G.                 Client has all authorizations and permits required to deliver API (or have delivered) to Catalent’s Facility.

H.                 Client has the full power and authority to execute and deliver this Agreement and perform its covenants, duties, and obligations described in this Agreement, and once executed, this Agreement will be a valid, legal, and binding obligation upon Client; and I.                     no transactions or dealings under this Agreement shall be conducted with or for an individual or entity that is designated as the target of any sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom, or the United States.

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12.3           Limitations. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER PARTY, AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

12.4	Compliance with Anti-Corruption Laws.

Each party agrees that, in the performance of its obligations under this Agreement, it will not: (i) provide or promise to provide, directly or indirectly, any unlawful contribution, gift, entertainment, or other unlawful payment to any foreign or domestic government employee relating to political activity; (ii) take any action, directly or indirectly, that violates Foreign Corrupt Practices Act (“FCPA”), or any other applicable anti-corruption law of any foreign jurisdiction, including, without limitation, “use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value” to any “foreign official” (as is defined in the FCPA), any foreign political party or official thereof, or any candidate for foreign political office, to influence their acts or decisions in their official capacity, to induce them to do or omit from doing any act in violation of their lawful duty, or to secure any improper advantage in order to assist in obtaining business, or retaining business, or directing business to any person; and (iii) make or propose to make any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, including to healthcare providers or those employed by any governmental institutions.

ARTICLE 13

INDEMNIFICATION

13.1           Indemnification by Catalent. Catalent shall indemnify, defend and hold harmless Client, its Affiliates, and their respective shareholders, directors, officers and employees (“Client Indemnitees”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and reasonable investigative costs) in connection with any suit, demand or action brought by any third party (“Losses”) directly or indirectly arising out of or resulting from (a) any breach of its representations, warranties or obligations set forth in this Agreement; (b) any negligence or willful misconduct by Catalent, its Affiliates, subcontractors, employees or agents; (c) any misrepresentation made by Catalent in this Agreement; (d) a violation of, or non-compliance with any Applicable Law by Catalent, its Affiliates, subcontractors, employees or agents in the performance of this Agreement; or (e) the infringement or alleged infringement of any trade secrets, copyrights, trademarks, trade names, or other proprietary or contractual rights of any third party arising from Catalent’s performance of services under this Agreement (except to the extent arising from the making or using of Client-supplied Materials, Client Confidential Information, or API), in each case of clauses (a) through (e) above, except to the extent that Client is obligated to indemnify any of the Catalent Indemnitees pursuant to Section 13.2 for such events.

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13.2           Indemnification by Client. Client shall indemnify, defend and hold harmless Catalent, its Affiliates, and their respective shareholders, directors, officers and employees (“Catalent Indemnitees”) from and against any and all Losses directly or indirectly arising out of or resulting from (a) any manufacture (other than due to negligence by or on behalf of Catalent), packaging (other than due to negligence by or on behalf of Catalent), promotion, distribution, sale or use of or exposure to the Product or Client-supplied Materials, including API and including product liability or strict liability, other than claims by Catalent employees arising from their handling of Client-supplied Materials in performing the services under this Agreement; provided, however, Client delivered to Catalent all known material information regarding such risks of handling or such information was otherwise in the public domain; (b) any negligence or willful misconduct of Client, its Affiliates, subcontractors, employees or agents, (c) any breach of its representations, warranties or obligations set forth in this Agreement; (d) the content of Client’s instructions to the extent they are followed by Catalent and violate Applicable Laws; (e) the conduct of any clinical trials utilizing Product or API; (f) Client’s exercise of control over the Processing, to the extent that Client’s instructions or directions violate Applicable Laws, (g) any actual or alleged infringement or violation of any third party patent, trade secret, copyright, trademark or other proprietary right by the use, as authorized, of intellectual property or other information provided by Client to Catalent, including Client-supplied Material; in each case of clauses (a) through (g) above, except to the extent that Catalent is obligated to indemnify any of the Client Indemnitees pursuant to Section 13.1 for such events.

13.3           Indemnification Procedures. All indemnification obligations in this Agreement are conditioned upon the indemnified party (a) promptly notifying the indemnifying party of any claim or liability of which the indemnified party becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying party of any of its obligations hereunder except to the extent the indemnifying party is prejudiced by such failure, (b) allowing the indemnifying party to conduct and control the defense of any such claim or liability and any related settlement negotiations (at the indemnifying party’s expense), (C) cooperating with the indemnifying party in the defense of any such claim or liability and any related settlement negotiations (at the indemnifying party’s expense) and (D) not compromising or settling any claim or liability without prior written consent of the indemnifying party.

ARTICLE 14

LIMITATIONS OF LIABILITY

14.1           CATALENT’S LIABILITY UNDER THIS AGREEMENT FOR ANY AND ALL CLAIMS FOR LOST, DAMAGED OR DESTROYED CLIENT-SUPPLIED MATERIALS, WHETHER OR NOT SUCH CLIENT SUPPLIED MATERIALS ARE USED IN THE SERVICES OR INCORPORATED INTO PRODUCT, CAUSED BY CATALENT’S NEGLIGENCE OR BREACH SHALL NOT EXCEED [***] PER INCIDENT.

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14.2           CATALENT’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE TOTAL FEES PAID BY CLIENT TO CATALENT OR INVOICED BY CATALENT UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRECEDING RELEASE OF THE BATCH OR SERVICES GIVING RISE TO THE CLAIM. DURING THE FIRST CONTRACT YEAR, SUCH LIMITATION SHALL BE THE GREATER OF (I) TOTAL FEES PAID BY CLIENT TO CATALENT OR INVOICED BY CATALENT FROM THE COMMENCEMENT DATE, OR (II) [***]. THE FOREGOING LIMITATION SHALL NOT BE DEEMED TO LIMIT CATALENT’S LIABILITY UNDER SECTION 13.1 (INDEMNIFICATION) WITH RESPECT TO AMOUNTS PAID BY CLIENT TO THIRD PARTIES FOR BODILY INJURY.

14.3           NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES, PROFITS OR DATA ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 15

INSURANCE

15.1       Each of Catalent and Client shall, at its own cost and expense, obtain and maintain in full force and effect during the Term the following: (A) Commercial General Liability Insurance with a per-occurrence limit of not less than $[***]; (B) Products and Completed Operations Liability Insurance with a per-occurrence limit of not less than $[***]; (C) Workers’ Compensation Insurance with statutory limits and Employers Liability Insurance with limits of not less than $[***] per accident; and (D) All Risk Property Insurance, including transit coverage, in an amount equal to the full replacement value of its property while in, or in transit to, a Catalent facility as required under this Agreement. Each party may self-insure all or any portion of the required insurance as long as, together with its Affiliates, its US GAAP net worth is greater than $[***] million or its annual EBITDA (earnings before interest, taxes, depreciation and amortization) is greater than $[***] million. If any of the required policies of insurance are written on a claims made basis, such policies shall be maintained throughout the Term and for a period of at least [***] years thereafter. Each required insurance policy, other than self-insurance, shall be obtained from an insurance carrier with an A.M. Best rating of at least A- VII. To secure the performance of its obligations under this Agreement, Client will at all times during the Term of this Agreement, maintain commercial general liability insurance providing coverage of no less than $[***] per occurrence, professional liability insurance providing coverage of no less than $[***] per occurrence, errors and omissions insurance providing coverage of no less than $[***] per occurrence and Workers’ Compensation Insurance with statutory amounts and Employers Liability Insurance with limits of not less than $[***] per accident; and Auto Liability insurance for owned, hired and non-owned vehicles in a minimum amount of $[***] combined single limit. If requested by the other party, the party will furnish certificates of insurance evidencing such coverages or the original of the insurance policies. No such policies required hereunder will be cancelable or subject to reduction of coverage or other modification except after [***] days’ prior written notice to the other party.

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ARTICLE 16

TERM AND TERMINATION

16.1           Term. This Agreement shall commence on the Effective Date and shall continue until the end of the seventh Contract Year, unless earlier terminated in accordance with Section 16.2 (as may be extended in accordance with this Section, the “Term”). The Term shall automatically be extended for successive 2-year periods unless and until one party gives the other party at least 12 months’ prior written notice of its desire to terminate as of the end of the then-current Term.

16.2           Termination. This Agreement may be terminated immediately without further action:

A.                 by either party if the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver, administrative receiver, trustee or administrator, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within 30 days, or takes any equivalent or similar action in consequence of debt in any jurisdiction; or

B.                  by either party if the other party materially breaches any of the provisions of this Agreement and such breach is not cured within 60 days after the giving of written notice requiring the breach to be remedied; provided, that in the case of a failure of Client to make payments in accordance with the terms of this Agreement, Catalent may terminate this Agreement if such payment breach is not cured within 30 days of receipt of notice of non-payment from Catalent.

C.                  By Client upon one hundred eighty (180) days prior written notice to Catalent in the event Client ceases pursuit of Regulatory Approval for, or to offer for sale or to sell, Product, due to material regulatory, patient health, or intellectual property issues.

16.3           Effect of Termination. Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either party prior to such expiration or termination. In the event of a termination of this Agreement:

A.                 Catalent shall promptly return to Client, at Client’s expense and direction, any remaining inventory of Product or Client-supplied Materials; provided, that all outstanding invoices have been paid in full;

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B.                  Client shall pay Catalent all invoiced amounts outstanding hereunder, plus, upon receipt of invoice therefor, for any (i) Product that has been shipped pursuant to Purchase Orders but not yet invoiced, (ii) Product Processed pursuant to Purchase Orders that has been completed but not yet shipped, and (iii) in the event that this Agreement is terminated for any reason other than by Client pursuant to Section 16.2(A) or (B), or by Catalent pursuant to Section 16.2(C), all Product in process of being Processed pursuant to Purchase Orders (or, alternatively, Client may instruct Catalent to complete such work in process, and the resulting completed Product shall be governed by clause (ii)); and

C.                  in the event that this Agreement is terminated for any reason other than by Client pursuant to Section 16.2(A) or (B), or by Catalent pursuant to Section 16.2(C), Client shall pay Catalent for all costs and expenses incurred, and all noncancellable commitments made, in connection with Catalent’s performance of this Agreement, so long as such costs, expenses or commitments were made by Catalent consistent with Client’s most recent Firm Commitment and the vendor’s minimum purchase obligations.

16.4           Survival. The rights and obligations of the parties shall continue under Articles 11 (Intellectual Property), 13 (Indemnification), 14 (Limitations of Liability), 17 (Notice), 18 (Miscellaneous); under Articles 10 (Confidentiality and Non-Use) and 15 (Insurance), in each case to the extent expressly stated therein; and under Sections 7.3 (Payment Terms), 7.5 (Taxes), 7.6 (Client and Third Party Expenses), 9.1 (Recordkeeping), 9.6 (Recall), 12.3 (Limitations on Warranties), 16.3 (Effect of Termination) and 16.4 (Survival), in each case in accordance with their respective terms if applicable, notwithstanding expiration or termination of this Agreement.

ARTICLE 17

NOTICE

All notices and other communications hereunder shall be in writing and shall be deemed given: (A) when delivered personally or by hand; (B) when delivered by facsimile transmission (receipt verified); (C) when received or refused, if sent by registered or certified mail (return receipt requested), postage prepaid; or (D) when delivered, if sent by express courier service; in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

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To Client:	TherapeuticsMD, Inc.
6800 Broken Sound Parkway NW, Third Floor
Boca Raton, Florida 33487
Attn: President

With a copy to:	Chief Legal Counsel at the above address

To Catalent:	Catalent Pharma Solutions, LLC
2725 Scherer Drive N.
St. Petersburg, FL 33716
Attn: President, Softgel

With a copy to:	Catalent Pharma Solutions
14 Schoolhouse Road
Somerset, NJ 08873
Attn: General Counsel (Legal Department)
Facsimile: +1 (732) 537-6491

ARTICLE 18

MISCELLANEOUS

18.1           Entire Agreement; Amendments. This Agreement, together with the Quality Agreement, constitutes the entire understanding between the parties, and supersedes any contracts, agreements or understandings (oral or written) of the parties, with respect to the subject matter hereof. For the avoidance of doubt, this Agreement does not supersede any existing generally applicable confidentiality agreement between the parties as it relates to time periods prior to the date hereof or to business dealings not covered by this Agreement. No term of this Agreement may be amended except upon written agreement of both parties, unless otherwise expressly provided in this Agreement.

18.2           Captions; Certain Conventions. The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (A) words of any gender include each other gender, (B) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (C) words using the singular shall include the plural, and vice versa, (D) the words “include(s)” and “including” shall be deemed to be followed by the phrase “but not limited to”, “without limitation” or words of similar import, (E) the word “or” shall be deemed to include the word “and” (e.g., “and/or”) and (F) references to “Article,” “Section,” “subsection,” “clause” or other subdivision, or to an Attachment or other appendix, without reference to a document are to the specified provision or Attachment of this Agreement. This Agreement shall be construed as if it were drafted jointly by the parties.

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18.3           Further Assurances. The parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

18.4           No Waiver. Failure by either party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

18.5           Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.

18.6           Independent Contractors. The relationship of the parties is that of independent contractors, and neither party will incur any debts or make any commitments for the other party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the parties the relationship of joint ventures, co-partners, employer/employee or principal and agent. Neither party shall have any responsibility for the hiring, termination or compensation of the other party’s employees or contractors or for any employee benefits of any such employee or contractor.

18.7           Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, except that either party may, without the other party’s consent (but subject to prior written notice), assign this Agreement in its entirety to an Affiliate or to a successor to substantially all of the business or assets of the assigning party or the assigning party’s business unit responsible for performance under this Agreement.

18.8           No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties named herein and their respective successors and permitted assigns.

18.9           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, USA, excluding its conflicts of law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

18.10       Dispute Resolution. Any dispute that arises between the parties in connection with this Agreement shall first be presented to the senior executives of the parties for consideration and resolution. If such executives cannot reach a resolution of the dispute within a reasonable time, then the parties may seek remedies in a court of law.

18.11       Prevailing Party. In any dispute resolution proceeding between the parties in connection with this Agreement, the prevailing party may be entitled to recover its reasonable attorney’s fees and costs in such proceeding from the other party.

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18.12       Publicity. Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required under Applicable Laws, by any governmental agency or by the rules of any stock exchange on which the securities of the disclosing party are listed, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

18.13       Right to Dispose and Settle. If Catalent requests in writing from Client direction with respect to disposal of any inventories of Product, Client-supplied Materials, equipment, samples or other items belonging to Client and is unable to obtain a response from Client within a reasonable time period after making reasonable efforts to do so, Catalent shall be entitled in its sole discretion to (A) dispose of all such items and (B) set-off any and all amounts due to Catalent or any of its Affiliates from Client against any credits Client may hold with Catalent or any of its Affiliates.

18.14       Force Majeure. Except as to payments required under this Agreement, neither party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control, including acts of God, law or regulation or other action or failure to act of any government or agency thereof, war or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or weather, labor disturbances, epidemic or failure of suppliers, vendors, public utilities or common carriers; provided, that the party seeking relief under this Section shall immediately notify the other party of such cause(s) beyond such party’s reasonable control. The party that may invoke this Section shall use commercially reasonable efforts to reinstate its ongoing obligations to the other party as soon as practicable. If the cause(s) shall continue unabated for 180 days, then both parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such cause(s).

18.15       Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized Representatives to execute this Agreement effective as of the Effective Date.

CATALENT PHARMA SOLUTIONS, LLC		THERAPEUTICSMD, INC.

By:	/s/ Aris Gennadios	By:	/s/ Robert Finizio
Name:	Aris Gennadios, Ph.D.	Name:	Name: Robert Finizio
Title:	President Softgel Technologies	Title:	Title: CEO

Signature Page to Softgel Commercial Supply Agreement

32

ATTACHMENT A

SPECIFICATIONS

I.        Client-supplied Materials (and associated specifications)

•	API
o	Estradiol

Test	Acceptance Criteria	Analytical Method
Appearance	[***]	[***]
Identification A (IR)	[***]	[***]
Identification B (UV)	[***]	[***]
Melting range	[***]	[***]
Specific rotation	[***]	[***]
Water	[***]	[***]
Assay (HPLC)	[***]	[***]
Microbial limits Total aerobic microbial count (TAMC):	[***]	[***]
Total combined yeasts and mold count (TYMC):	[***]
Escherichia in 1 g	[***]

Related substances (HPLC): Estrone (Ph.Eur.A)	[***]	[***]
17α-estradiol (Ph.Eur.B)	[***]
Δ9(11)-estradiol (Ph.Eur.D)	[***]
4-Cl-estradiol	[***]
Individual unspecified impurity	[***]
Total impurities	[***]
Residual Solvents (GC): [***]	[***]	[***][1]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Particle size by laser diffraction	[***]	[***][2]

1 [***]

2 [***]

[***]

HPLC = high performance liquid chromatography

UV = ultraviolet

IR = infrared

GC = gas chromatograph

Ph. Eur. or EP = European Pharmacopeia

USP = United States Pharmacopeia

cfu = colony forming unit

ppm = parts per million

o	Progesterone

Heavy Metals	[***]		[***]
Assay of Progesterone-HPLC	[***]		[***]
Related Substances HPLC	[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
Residual Solvents	[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]
	[***]	[***]

Palladium	[***]	[***]

USP = United States Pharmacopeia, EP = European Pharmacopoeia
RS = reference standard, CSR = current reference substance
NLT = not less than; NMT = not more than
HPLC = high performance liquid chromatography; GC = gas cinematograph; TLC = thin layer chromatography
ICP-MS = inductively coupled plasma mass spectrometry
ppm = parts per million
DMF = drug master file

II.       Product Specifications

Progesterone 100 mg/Estradiol 0.5mg
Test	Method	Limit
Appearance	[***]	[***]
Assay Estradiol (LC = 0.5mg/capsule (Tested at Lancaster Labs)	[***]	[***]
Assay Progesterone (LC= 100mg/capsule (Tested at Lancaster Labs)	[***]	[***]
Estradiol Related Compounds/Degradants (Tested at Lancaster Labs	[***]	[***]
[***]
[***]
[***]
Progesterone Related Compounds/Degradants (Tested at Lancaster Labs)	[***]	[***]
[***]
Estradiol Dissolution (Tested al KTP)	[***]	[***]
[***]

Progesterone Dissolution	[***]	[***]
[***]
Water Content to Fill	[***]	[***]
Total Aerobic Microbial Count	[***]	[***]
Total Combined Yeasts and Molds	[***]	[***]
E. coli	[***]	[***]
Salmonella	[***]	[***]
S.aureus	[***]	[***]

Progesterone 50mg/Estradiol 0.5mg
Test	Method	Limits
Appearance	[***]	[***]
Assay Estradiol (LC=0.5mg/capsule) (Tested at Lancaster Labs)	[***]	[***]
Assay Progesterone (LC=50mg/capsule) (Tested at Lancaster Labs)	[***]	[***]
Estradiol Related Compounds/Degradants (Tested at Lancaster Labs)	[***]	[***]
[***]
[***]
[***]
Progesterone Related Compounds/Degradants (Tested at Lancaster Labs)	[***]	[***]
[***]

Estradiol Dissolution (Tested at RTP)	[***]	[***]
[***]
Progesterone Dissolution	[***]	[***]
[***]
Water Content to Fill	[***]	[***]
Total Aerobic Microbial Count	[***]	[***]
Total Combined Yeasts and Molds	[***]	[***]
E. coli	[***]	[***]
Salmonella	[***]	[***]
S. aureus	[***]	[***]

Progesterone 50mg/Estradiol 0.25mg
Test	Method	Limits
Appearance	[***]	[***]
Assay Estradiol (LC=0.25mg/capsule) (Tested at Lancaster Labs)	[***]	[***]
Assay Progesterone (LC=50mg/capsule) Tested at Lancaster Labs)	[***]	[***]
Estradiol Related Compounds/Degradants (Tested at Lancaster Labs)	[***]	[***]
[***]
[***]
[***]

Progesterone Related Compounds/Degradants (Tested at Lancaster Labs)	[***]	[***]
[***]
Estradiol Dissolution (Tested at RTP)	[***]	[***]
[***]
Progesterone Dissolution	[***]	[***]
[***]
Water Content to Fill	[***]	[***]
Total Aerobic Microbial Count	[***]	[***]
Total Combined Yeasts and Molds	[***]	[***]
E. coli	[***]	[***]
Salmonella	[***]	[***]
S. aureus	[***]	[***]

Progesterone 100mg/Estradiol 1.0mg
Test	Method	Limits
Appearance	[***]	[***]
Assay Estradiol (LC=1.0mg/capsule) (Tested at Lancaster Labs)	[***]	[***]
Assay Progesterone (LC=100mg/capsule) (Tested at Lancaster Labs)	[***]	[***]

Estradiol Related Compounds/Degradants (Tested at Lancaster Labs)	[***]	[***]
[***]
[***]
[***]
Progesterone Related Compounds/Degradants (Tested at Lancaster Labs)	[***]	[***]
[***]
Estradiol Dissolution (Tested at RTP)	[***]	[***]
[***]
Progesterone Dissolution	[***]	[***]
[***]
Water Content to Fill	[***]	[***]
Total Aerobic Microbial Count	[***]	[***]
Total Combined Yeasts and Molds	[***]	[***]
E. coli	[***]	[***]
Salmonella	[***]	[***]
S. aureus	[***]	[***]

ATTACHMENT B

UNIT PRICING, FEES AND MINIMUM REQUIREMENT

Product Unit Strength	Product Size	Batch Size	Initial Unit* Price for Total Softgels Shipped in Calendar Year
			[***]	[***]	For Incremental Volume over [***]	For Incremental Volume over [***]
100mg Progesterone + 1mg Estradiol	[***] oval	[***]	$[***]	$[***]	$[***]	$[***]
100mg Progesterone + 0.5mg Estradiol	[***] oval	[***]	$[***]	$[***]	$[***]	$[***]
50mg Progesterone + 0.5mg Estradiol	[***] oval	[***]	$[***]	$[***]	$[***]	$[***]
50mg Progesterone + 0.25mg Estradiol	[***] oval	[***]	$[***]	$[***]	$[***]	$[***]
50mg Progesterone + 0.5mg Estradiol	[***] oval	[***]	$[***]	$[***]	$[***]	$[***]
50mg Progesterone + 0.25mg Estradiol	[***] oval	[***]	$[***]	$[***]	$[***]	$[***]

* One unit is [***] softgel capsules. Prices include full API release testing, cost of Processed softgels, Product full release testing and bulk packaging. Prices do not include cost of API, tooling or other Product-specific capital items, artwork, shipping, insurance or duty. Prices also do not include any testing, retesting or testing supplies other than as expressly set forth in the Specifications. Prices are based on certain assumptions as to manufacturing processes, storage conditions, etc. Accordingly, prices are subject to adjustment in the event any such assumptions are subject to revision in connection with the validation of the Product. The foregoing prices are for the United States only. Prices will be adjusted for the Processing of Product for use in other jurisdictions based upon actual differences in cost resulting from the intended use of Product in countries other than the United States.

MINIMUM REQUIREMENT
Contract Year	Product	Minimum Requirement*
[***]	Across all four strengths	[***] Softgels
[***]	Across all four strengths	[***] Softgels
[***]	Across all four strengths	[***] Softgels
[***]	Across all four strengths	[***] Softgels
[***]	Across all four strengths	[***] Softgels
[***]	Across all four strengths	[***] Softgels

*	Softgels shipped per Contract Year qualify towards the Minimum Requirement.

ADDITIONAL FEES
Type of Fee	Amount	Payable
Product Maintenance Fee	$[***] for the first strength; $[***] for each additional strength	[***]
Hormone Suite Occupancy Fee	Waived based on minimum volume guarantees	N/A